Certificate of Incorporation
                         (Domestic Profit Corporation)

This is to certify that, there is hereby organized a corporation under and by vIrtus of N.J.S. 14A:1-1 et. seq., the "New Jersey Business Corporation Act."

14A:2-7(1) (a)  1. The name of the corporation is: Edumedia, Inc.

14A:2-7(1) (g)  2. The   actual   street  and  the   mailing   address  of  this
                   corporation's  initial registered office is

                   P.O. Box 1049
                   110 Roosevelt Boulevard, Marmora, New Jersey 08223

                   and the name of this corporation's initial registered agent at such address is:

                   John Daglis

14A:2-7(1) (b)  3. The purposes for which this corporation is organized are:

                   To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 14A:1-1 et. seq.

14A:2-7(1) (c)  4. The aggregate  number of shares which the  corporation  shall have authority to issue is

                     1,000 - no par value

14A:2-7    (d,e)   There is only one class  and only one  series of the stock of this corporation.

14A:2-7(1) (h)  5. The  first  Board  of  Directors  of this  corporation  shall consist of one (1) Director(s) and the name and address of each person who is to serve as such Director is:

                   Name            Address                              Zip Code

                   John Daglis     400 South Pitney Road, Absecon, NJ      08201

14A:2-7(1) (i)  6. The name and Address of each Incorporator is:

                   Name            Address                              Zip Code

                   John Daglis     400 South Pitney Road, Absecon, NJ      08201

         In Witness Whereof, each individual Incorporator, each being over the age of eighteen years, has signed this Certifi- cate; or if the Incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this Third day of October, 1995.


                   Signature: /s/ John Daglis
                   --------------------------
                                  John Daglis

For Official Use Only

FILED

October 12, 1995

         CERTIFICATE OF AMENDMENT TO THE CERTIFICATION OF INCORPORATION

                               OF EDUMEDIA, INC.
                               -----------------
  (FOR USE BY DOMESTIC PROFIT CORPORATIONS ONLY - MUST BE FILED IN DUPLICATE)

"Federal Employer Identification No."  22-3402555

         Pursuant  to  the   provisions  of  Section   14A:9-2(4)   and  Section
14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.       The name of the corporation is:

         EDUMEDIA, INC.

2.       The  following  amendment  to  the  Certificate  of  Incorporation  was
         approved  by  the  directors  and   thereafter   duly  adopted  by  the
         shareholders of the corporation on the 14th day of July, 1999:

         Resolved, the Article 4 of the Certificate of Incorporation be amended to read as follows: The aggregate number of shares which the corporation shall have authority to issue is Ten Million (10,000,000) no par value of common stock.

3. The number of shares outstanding at the time of the adoption of the amendment was 48. The total number of shares entitled to vote thereon was 48.

         If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit it not applicable).

         N/A

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

         Number of Shares Voting                         Number of Shares Voting
              for Amendment                                 Against Amendment
         -----------------------                         -----------------------
                   48                                                0

5.       If  the  amendment  provides  for  an  exchange,   reclassification  or
         cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable)

         (SEE ATTACHED)

         (Use the following only if an effective date, not later than 90 days subsequent to the date of filing is desired).

6. The effective date of the Amendment to the Certificate of Incorporation shall be July 14, 1999.

dated this 14th day of July, 1999.

                                         EDUMEDIA, INC.
                                         --------------
                                        (Corporate Name)

                                         By: /s/ signature illegible
                                         ---------------------------

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            EDUMEDIA, INC. 22-3402555

           UNDER SECTIONS 14A:9-2(4) And 14A:9-4(3), OF THE NEW JERSEY
                            BUSINESS CORPORATION ACT
 ------------------------------------------------------------------------------


The undersigned, being the President of Edumedia, Inc. (the "Corporation"), in order to amend its Certificate of Incorporation, does hereby certify that:

FIRST:   The name of the corporation is Edumedia, Inc.


SECOND: The Certificate of Incorporation of the Corporation was filed by the Secretary of State on October 12, 1995, under the name Edumedia, Inc.


THIRD: The Certificate of Incorporation is hereby amended to affect the following Amendment (the "Amendment") to Article 4:

         1. INCREASE AGGREGATE NUMBER OF SHARES

         To increase the aggregate number of shares which the Corporation is authorized to issue from Ten Million (10,000,000)
         shares of Common Stock, no par value, to Twenty Million (20,000,000) shares of Common Stock, no par value.

FOURTH: This Amendment of the Certificate of Incorporation was authorized by unanimous written consent of the Board of Directors.

FIFTH:   This  Amendment  of  the  Certificate  of  Incorporation   will  become
         effective  upon  filing by  the  Secretary of State  of  New  Jersey.




FOR EDUMEDIA, INC.:

               By: /s/ John P. Daglis
               ----------------------
                       John P. Daglis, President


               Dated:  April 24, 2000

N.Y.S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS                 ALBANY, NY 12231-0001

                                 FILING RECEIPT
================================================================================
ENTITY NAME: EDUMEDIA SOFTWARE SOLUTIONS CORPORATION

DOCUMENT TYPE: MERGER (DOM. BUSINESS)                               COUNTY: MONR
               STOCK NAME

SERVICE COMPANY: CSC NETWORKS/PRENTICE HALL                     SERVICE CODE: 45

CONSTITUENT NAME:  EDUMEDIA, INC.

================================================================================
FILED:10-10-2000   DURATION:********  CASH#: 001010000720    FILM #:001010000680

ADDRESS FOR PROCESS                                                  EFFECT DATE
-------------------                                                  -----------


REGISTERED AGENT
----------------

                           (STATE SEAL OF NY OMITTED)


STOCK:  100000000   PV              .0010000    5000000  PV             .0010000


================================================================================
FILER                            FEES          137.50         PAYMENTS    137.50
-----                            ----                                     ------
                                 FILING         60.00         CASH          0.00
ZANKOWSKI & ASSOCIATES, LLC      TAX            42.50         CHECK         0.00
3340 PEACHTREE ROAD NE           CERT            0.00         CHARGE        0.00
TOWER PLACE, SUITE 2180          COPIES         10.00         DRAWDOWN    137.50
ATLANTA, GA 30326                HANDLING       25.00         BILLED        0.00
                                                              REFUND        0.00
                                                              ------
================================================================================